Exhibit 99.1

For Immediate Release

November 8, 2012

The Carlyle Group Announces Third Quarter 2012 Earnings Results

•	$0.63 per common unit in Distributable Earnings in Q3 2012, $0.91 per common unit in Distributable Earnings since The Carlyle Group IPO

•	$5.1 billion of carry fund realizations in Q3 2012 continues strong pace of exit activity, with $11.9 billion in realized proceeds year to date

•	$3.4 billion in new capital raised during Q3 2012 and $9.4 billion in new capital raised year to date

•	$1.6 billion in carry fund equity invested in Q3 2012 with more than $4.0 billion in additional equity committed to transactions expected to close in upcoming quarters

•	Quarterly distribution of $0.16 per unit declared for common unitholders

•	U.S. GAAP net income attributable to The Carlyle Group L.P. of $19 million, or $0.40 per common unit on a fully diluted basis for Q3 2012

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG), today reported its unaudited third quarter 2012 results.

David M. Rubenstein, Co-Chief Executive Officer of Carlyle, said, “Every component of the Carlyle engine is running strong. Third quarter fundraising was solid, our investment pace was active, portfolio valuations were up and we generated substantial cash returns for our fund investors. These returns drove robust distributable earnings for the third quarter. Additionally, this quarter we raised $3.4 billion in fresh capital, reflective of strong investor confidence in our global model and investment performance.”

William E. Conway, Jr., Co-Chief Executive Officer of Carlyle, said, “Our purpose is to invest wisely and create value for our fund investors, which in turn benefits our public investors, and we worked hard at each this quarter. Our active third quarter is a culmination of several factors, including the scope of our global operation, various tactical advantages we had, strong capital markets and many months and years of work. We believe that the United States, Europe and emerging markets – from Brazil to Turkey to China – are great places to invest right now.”

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U.S. GAAP results for Q3 2012 included income before provision for income taxes of $603 million and net income attributable to the public unitholders through The Carlyle Group L.P. of $19 million, or net income per common unit of $0.40 on a fully diluted basis. For Q3 2011, Carlyle was still a private partnership, and the net loss before provision for income taxes was $(619) million. For Q3 2012, total revenue was $859 million, compared with revenue of $(60) million in Q3 2011. Total balance sheet assets were $30.0 billion as of September 30, 2012 compared with $24.7 billion as of December 31, 2011.

Third Quarter Distribution

The Board of Directors has declared a quarterly distribution of $0.16 per common unit to holders of record at the close of business on November 19, 2012, payable on November 30, 2012. Since the pricing of its IPO on May 2, 2012, Carlyle has announced $0.27 per common unit in distributions to public unitholders.

Carlyle intends to distribute $0.16 per full quarter to common unitholders for each of the first three quarters of the calendar year, and to announce a year-end catch-up distribution in its fourth quarter earnings release. As noted in Carlyle’s Registration Statement on Form S-1, Carlyle intends to make the year-end catch-up distribution in an amount that, taken together with the other quarterly distributions, represents substantially all of its Distributable Earnings in excess of the amount determined by the General Partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements. Carlyle anticipates that the aggregate amount of its distributions for most years will be less than its total Distributable Earnings for that year. The declaration and payment of any distribution is at the sole discretion of the General Partner, which may change the distribution policy at any time.

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The Carlyle Engine

Carlyle evaluates the performance of its business on four key metrics, known as the Carlyle engine (funds raised, equity invested, fund valuations and realized proceeds for fund investors). The table below highlights the results of those metrics for Q3 2012, as well as on a year-to-date (YTD) and last twelve months (LTM) basis.

During Q3 2012, Carlyle generated net realized proceeds of $5.1 billion from 117 different investments across 34 carry funds in its portfolio. Carlyle deployed $1.6 billion of equity in Q3 2012 in 86 new or follow on investments across 24 carry funds. In addition, Carlyle has committed to invest more than $4.0 billion in equity across 10 transactions that were announced in Q3 2012 and are expected to close in upcoming quarters.

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Carlyle All Segment Results for Third Quarter 2012

•	Distributable Earnings (DE): $206 million

¡

Pre-tax Distributable Earnings of $206 million equated to $0.63 per common unit on a post-tax basis. Distributable Earnings increased 79% from Q2 2012 primarily due to period-over-period changes in our realized net performance fees. On an LTM basis, Distributable Earnings are $748 million compared to $752 million over the prior 12-month period.

¡	Fee-Related Earnings of $46 million increased 28% from Q2 2012 due to declines in operating expenses. On an LTM basis, Fee-Related Earnings declined 14% compared to the prior 12-month period.

¡

Realized Net Performance Fees of $156 million increased 106% from Q2 2012. For the current quarter, our revenues were positively impacted by public equity exits in China Pacific Life, Kinder Morgan, Dunkin Brands, and SS&C, as well as multiple private company sales. On an LTM basis, realized net performance fees are $591 million, up 7% from the prior 12-month period.

¡	Realized Investment Income of $5 million increased slightly from Q2 2012.

•	Economic Net Income (ENI): $219 million

¡

Economic Net Income of $219 million in Q3 2012 compared to an Economic Net Loss of ($57) million in Q2 2012. On an after-tax basis, Carlyle generated $0.66 in ENI per unit. On an LTM basis, ENI decreased 34% compared to the prior 12-month period due to significant portfolio appreciation over the period following the financial crisis.

¡

ENI was positively impacted in Q3 2012 by 3% appreciation in Carlyle’s carry fund portfolio, which excludes structured credit, hedge funds and Fund of Funds Solutions vehicles. The fund appreciation was driven by increases in Buyout, Real Estate and Global Market Strategies carry funds, offset by a decline in Energy funds, and flat performance in Growth funds.

¡	The public carry fund portfolio increased 8% in Q3 2012 while our private carry fund portfolio increased 1%.

All Segments	Period					LTM	% Change

$ in millions, except where noted	3Q2011	4Q2011	1Q2012	2Q2012	3Q2012	4Q11 - 3Q12	QoQ	YoY	YTD

Revenues	(263)	666	894	61	584	2,204	851%	322%	4%
Expenses	(72)	411	501	119	365	1,397	208%	608%	9%

Economic Net Income	(191)	254	392	(57)	219	808	482%	214%	(4%)

Fee-Related Earnings	37	14	34	36	46	129	28%	24%	7%

Net Performance Fees	(223)	223	335	(107)	165	616	254%	174%	(4%)

Realized Net Performance Fees	194	216	143	76	156	591	106%	(20%)	(19%)

Distributable Earnings	244	247	179	115	206	748	79%	(15%)	(19%)

Total Assets Under Management ($ billion)	148.6	147.0	159.2	156.2	157.4		1%	6%

Fee-Earning Assets Under Management ($ billion)	112.6	111.0	117.0	112.0	115.1		3%	2%

Note: Totals may not sum due to rounding.

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Assets Under Management and Remaining Fair Value of Capital

•	Total Assets Under Management: $157.4 billion

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Changes versus Q2 2012: Market appreciation (+$2.9 billion), new capital commitments (+$2.4 billion), foreign exchange impact (+$847 million), changes in par value of CLO collateral (+$506 million), hedge fund net subscriptions (+$379 million) and net distributions (-$5.5 billion).

¡

Increases versus year-end 2011 were primarily due to fundraising, portfolio appreciation, increases in Global Market Strategies due to CLO creation, new carry funds, and acquisitions. The increases across Carlyle were offset by significant levels of distributions to fund investors.

¡

Total Dry Powder of $39.4 billion, comprised of Corporate Private Equity ($15.6 billion), Global Market Strategies ($1.3 billion), Real Assets ($7.0 billion), and Fund of Funds Solutions ($15.5 billion).

•	Fee-Earning Assets Under Management: $115.1 billion

¡

Changes versus Q2 2012: Fee earning asset inflows (+$3.8 billion), foreign exchange impact (+$679 million), hedge fund net subscriptions (+$407 million), change in the par value of CLO collateral (+$171 million), and net distributions and outflows (-$1.7 billion).

¡	Carlyle Partners VI will not increase Fee-Earning AUM until the predecessor fund (Carlyle Partners V) is substantially invested, which is expected to occur in the first half of 2013.

•	Remaining Fair Value of Capital (carry funds only): $62 billion

¡	Changes versus Q2 2012: Equity invested (+$1.6 billion), distributions (-$4.8 billion) and market appreciation (3%).

¡	Current MOIC of remaining fair value of capital: 1.2x.

¡	Remaining fair value of capital in the ground in investments made in 2008 or earlier: 51%.

¡	AUM in-carry ratio as of the end of Q3 2012: 68%.

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Non-GAAP Operating Results

Carlyle’s non-GAAP results for Q3 2012 are provided in the table below:

$ in millions, except unit and per unit amounts
Economic Net income	Q3 2012

Economic Net Income (pre-tax)	$218.5
Less: Provision for income taxes (1)	14.9

Economic Net Income, After Taxes	$203.6

Fully diluted units (in millions)	307.7
Economic Net Income, After Taxes per Adjusted Unit	$0.66
Distributable Earnings

Distributable Earnings	$206.3
Less: Estimated foreign, state, and local taxes (2)	10.6

Distributable Earnings, After Taxes	$195.7

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.
Distributable Earnings to The Carlyle Group L.P.	$27.8
Less: Estimated current corporate income taxes (3)	0.7

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$27.1

Units in public float (in millions)	43.2
Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.63

(1) Represents the implied provision for income taxes that was calculated using a similar methodology applied in calculating the tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.

(2) Represents the implied provision for current income taxes that was calculated using a similar methodology applied in calculating the current tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.

(3) Represents current corporate income taxes payable upon distributable earnings allocated to Carlyle Holdings I GP Inc.

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Corporate Private Equity (CPE)

•	Distributable Earnings (DE): $145 million. The following components impacted Distributable Earnings in Q3 2012:

¡	Fee Related Earnings of $19 million increased 88% from Q2 2012 due to higher fee revenue and lower operating expenses.

¡	Realized Net Performance Fees of $126 million increased $76 million from Q2 2012 as realizations in CPE funds were robust in Q3 2012.

¡	Realized Investment Income of ($0.2) million compared to $1.5 million in Q2 2012.

•	Economic Net Income (ENI): $177 million

¡	Economic Net Income of $177 million was up from a loss of ($65) million in Q2 2012.

¡

CPE carry funds valuations increased 5% in Q3 2012, and 12% year-to-date, which drove positive Economic Net Income in the CPE segment, compared to a portfolio value decline of 2% and 6%, respectively, in Q2 2012 and Q3 2011.

¡	Net Performance Fees of $159 million compared to a loss of ($80) million in Q2 2012, driven by an increase in CPE carry fund valuations in Q3 2012 versus a decrease in Q2 2012.

•	Assets Under Management (AUM): $53.2 billion

¡	Total AUM increased 1% versus Q2 2012 while Fee-Earning AUM of $36.9 billion was relatively flat versus $37.1 billion at the end of Q2 2012.

¡

Funds Raised of $2.0 billion was driven by the second closing of Carlyle Partners VI, as well as closings in our U.S. mid-market buyout fund, and various coinvestments. Year-to-date, funds raised of $4.8 billion compares to $1.3 billion for the same period in 2011.

Corporate Private Equity	Period					LTM	% Change

$ in millions, except where noted	3Q2011	4Q2011	1Q2012	2Q2012	3Q2012	4Q11 - 3Q12	QoQ	YoY	YTD

Economic Net Income	(185)	162	244	(65)	177	518	375%	196%	1%

Net Performance Fees	(186)	152	215	(80)	159	446	300%	186%	13%

Realized Net Performance Fees	157	130	105	50	126	411	154%	(20%)	(16%)

Distributable Earnings	173	134	120	61	145	460	136%	(16%)	(25%)

Total Assets Under Management ($ in billions)	51.0	51.1	53.3	52.5	53.2		1%	4%

Fee-Earning Assets Under Management ($ in billions)	38.6	38.0	37.8	37.1	36.9		(0%)	(4%)

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

•	Distributable Earnings (DE): $28 million. The following components impacted Distributable Earnings in Q3 2012:

¡	Fee Related Earnings of $22 million increased 12% compared to Q2 2012 as operating expenses declined in the quarter.

¡	Realized Net Performance Fees of $1 million were flat with Q2 2012.

¡	Realized Investment Income of $5 million increased from $3 million in Q2 2012.

•	Economic Net Income (ENI): $36 million

¡	Economic Net Income of $36 million increased 13% from $32 million in Q2 2012, and was positively impacted by 2% appreciation in GMS carry funds.

¡	Net Performance Fees of $8 million were up 86% compared to Q2 2012.

•	Assets Under Management (AUM): $30.1 billion

¡	Total AUM increased 4% versus Q2 2012 while Fee-Earning AUM of $28.5 billion increased 3% versus Q2 2012.

¡	Hedge Fund net inflows continued to be strong, with $379 million in Q3 2012 and $1.7 billion in year-to-date net subscriptions, resulting in total hedge fund AUM of $9.8 billion.

¡	Raised a third new Collateralized Loan Obligation (CLO) in 2012 with $615 million in assets.

¡	GMS Carry Fund AUM ended the quarter at $3.5 billion.

¡	Total Structured Credit AUM ended the quarter at $16.9 billion.

¡

On October 1, 2012, Carlyle acquired a 55% ownership position in Vermillion Asset Management, a commodities focused investment manager with $2.2 billion in AUM as of September 30, 2012, which will be reflected in Carlyle’s Q4 2012 results and AUM.

Global Markets Strategies	Period					LTM	% Change

$ in millions, except AUM where noted	3Q2011	4Q2011	1Q2012	2Q2012	3Q2012	4Q11 - 3Q12	QoQ	YoY	YTD

Economic Net Income	34	22	38	32	36	128	13%	5%	(24%)

Net Performance Fees	11	3	18	4	8	33	86%	(23%)	(56%)

Realized Net Performance Fees	7	67	15	1	1	83	17%	(90%)	(68%)

Distributable Earnings	32	90	31	23	28	173	18%	(15%)	(20%)

Total Assets Under Management ($ in billions)	23.0	24.5	28.3	29.0	30.1		4%	31%

Fee-Earning Assets Under Management ($ in billions)	21.4	23.2	26.8	27.7	28.5		3%	33%

Funds Raised, excluding hedge funds ($ in billions)	0.8	0.0	0.7	0.8	0.8	2.3	4%	6%

Hedge Fund Net Inflows ($ in billions)	0.5	0.8	0.7	0.7	0.4	2.6	(41%)	(23%)

Note: Totals may not sum due to rounding. Funds Raised excludes the impact of acquisitions.

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Real Assets (RA)

•	Distributable Earnings (DE): $31 million. The following components impacted Distributable Earnings in Q3 2012:

¡	Fee Related Earnings of $1 million declined from $3 million in Q2 2012.

¡	Realized Net Performance Fees of $29 million increased 15% compared to Q2 2012, primarily due to realizations in the Energy funds.

¡	Realized Investment Income of $0.2 million was up $0.5 million versus Q2 2012.

•	Economic Net Income (ENI): $2 million

¡	Economic Net Income of $2 million compared to a loss of ($29) million in Q2 2012, as carry fund valuations were flat in Q3 2012 versus a decline of 3% in Q2 2012.

¡	During Q3 2012, combined Real Estate and Infrastructure fund valuations increased 5% while Energy fund valuations declined 3%.

¡	Net Performance Fees of ($4) million compared to ($33) million in Q2 2012, with the variance driven by mixed portfolio performance during Q3 2012, compared with fund declines in Q2 2012.

•	Assets Under Management (AUM): $29.5 billion

¡	Total AUM declined 2% versus Q2 2012, largely due to distributions of $1.3 billion and flat carry fund performance, while Fee-Earning AUM of $19.6 billion was largely flat versus Q2 2012.

Real Assets	Period					LTM	% Change

$ in millions, except where noted	3Q2011	4Q2011	1Q2012	2Q2012	3Q2012	4Q11 - 3Q12	QoQ	YoY	YTD

Economic Net Income	(48)	64	101	(29)	2	138	106%	103%	(8%)

Net Performance Fees	(47)	67	99	(33)	(4)	130	89%	92%	(21%)

Realized Net Performance Fees	27	17	22	26	29	94	15%	10%	6%

Distributable Earnings	27	14	22	28	31	94	10%	14%	14%

Total Assets Under Management ($ in billions)	30.4	30.7	32.2	30.0	29.5		(2%)	(3%)

Fee-Earning Assets Under Management ($ in billions)	22.4	22.2	22.8	19.5	19.6		0%	(13%)

Note: Totals may not sum due to rounding.

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Fund of Funds Solutions (FoF)

•	Distributable Earnings (DE): $3 million.

¡	Fee Related Earnings of $3 million increased 15% compared to Q2 2012.

•	Economic Net Income (ENI): $4 million was flat compared with Q2 2012.

•	Assets Under Management (AUM): $44.6 billion

¡	Total AUM was flat versus Q2 2012 while Fee-Earning AUM of $30.2 billion increased 9% versus Q2 2012.

¡

The increase in fee-earning AUM in Q3 2012 is attributable to the initiation of fees on several 2012 mandates that made their first investment during the quarter and began charging fees on total investor commitments.

Fund of Funds Solutions	Period					LTM	% Change

$ in millions, except where noted	3Q2011	4Q2011	1Q2012	2Q2012	3Q2012	4Q11 - 3Q12	QoQ	YoY	YTD

Economic Net Income	7	6	9	4	4	23	(8%)	(49%)	N.A.

Net Performance Fees	(1)	1	4	1	1	6	(54%)	200%	N.A.

Realized Net Performance Fees	4	3	0	0	0	4	200%	(92%)	N.A.

Distributable Earnings	12	9	6	3	3	21	21%	(71%)	N.A.

Total Assets Under Management ($ in billions)	44.2	40.7	45.4	44.6	44.6		(0%)	1%	N.A.

Fee-Earning Assets Under Management ($ in billions)	30.2	27.7	29.5	27.6	30.2		9%	(0%)	N.A.

Note: Carlyle acquired a 60% ownership interest in AlpInvest on July 1, 2011. Totals may not sum due to rounding.

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Balance Sheet Highlights

The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of September 30, 2012.

•	Cash and Cash Equivalents of $769 million.

•	On-balance-sheet investments attributable to unitholders of $216 million.

•

Net Accrued Performance Fees attributable to unitholders of $1,189 million. These performance fees are comprised of Gross Accrued Performance Fees of $2,155 million less $86 million in accrued giveback obligation and $880 million in accrued performance fee compensation and non-controlling interest.

•	Loans payable of $500 million.

•	Carlyle has an undrawn $750 million revolving credit line.

Conference Call

Carlyle will host a conference call on November 8, 2012 at 8:00 a.m. EST to discuss Q3 2012 results and industry trends. Immediately following the prepared remarks, there will be a Question and Answer session for analysts and investors.

Analysts and institutional investors may listen to the call by dialing +1-800-850-2903 (international +1-253-237-1169) and mentioning “The Carlyle Group third quarter 2012 Results Conference Call”. The conference call will be webcast simultaneously to the public through a link on the investor relations section of The Carlyle Group web site at ir.carlyle.com. An archived replay of the webcast also will be available shortly after the live event.

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About The Carlyle Group

The Carlyle Group is a global alternative asset manager with $157 billion of assets under management in 101 active funds and 63 fund of funds vehicles as of September 30, 2012. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has developed expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,300 people in 32 offices across six continents. www.carlyle.com

Contacts:

Public Market Investor Relations:	Media:
Daniel Harris	Chris Ullman
Managing Director, Head of Public Market Investor Relations	Managing Director, Director of Global Communications
Phone: 212-813-4527	Phone: 202-729-5385
daniel.harris@carlyle.com	christopher.ullman@carlyle.com

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Forward Looking Statements

This press release may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our prospectus dated May 2, 2012, filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 4, 2012, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

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The Carlyle Group L.P.

GAAP Statement of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$239.8	$236.0	$714.1	$683.2
Performance fees
Realized	291.4	375.2	688.7	870.1
Unrealized	64.9	(859.1)	88.0	(133.6)

Total performance fees	356.3	(483.9)	776.7	736.5
Investment income (loss)
Realized	9.8	7.5	11.4	50.3
Unrealized	0.4	(12.9)	27.3	6.3

Total investment income (loss)	10.2	(5.4)	38.7	56.6
Interest and other income	4.5	2.5	9.9	15.6
Interest and other income of Consolidated Funds	247.7	191.2	678.4	521.6

Total revenues	858.5	(59.6)	2,217.8	2,013.5

Expenses
Compensation and benefits
Base compensation	177.0	101.9	433.0	277.2
Equity-based compensation	53.2	-	147.4	-
Performance fee related
Realized	121.9	51.4	188.3	136.2
Unrealized	41.5	(139.5)	(1.4)	(81.7)

Total compensation and benefits	393.6	13.8	767.3	331.7
General, administrative and other expenses	92.9	80.4	268.1	224.7
Interest	4.0	15.7	20.6	48.5
Interest and other expenses of Consolidated Funds	204.1	99.1	568.1	290.0
Other non-operating expenses	10.3	9.4	6.9	30.0

Total expenses	704.9	218.4	1,631.0	924.9

Other income (loss)
Net investment gains (losses) of Consolidated Funds	448.9	(341.2)	1,707.6	(618.2)

Income (Loss) before provision for income taxes	602.5	(619.2)	2,294.4	470.4
Provision for income taxes	5.5	12.9	27.8	25.7

Net income (loss)	597.0	(632.1)	2,266.6	444.7
Net income (loss) attributable to non-controlling interests in consolidated entities	485.4	(282.3)	1,708.2	(473.4)

Net income (loss) attributable to Carlyle Holdings	111.6	$(349.8)	558.4	$918.1

Net income attributable to non-controlling interests in Carlyle Holdings	93.0		550.1

Net income attributable to The Carlyle Group L.P.	$18.6		$8.3

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.43		$0.20

Diluted(1)	$0.40		$0.15

Weighted-average common units
Basic	43,235,336		42,097,973

Diluted	46,939,751		255,300,460

(1) - Included in net income attributable to The Carlyle Group L.P. per common unit on a fully diluted basis is incremental net income from the assumed exchange of Carlyle Holdings partnership units of $31.1 million for the nine months ended September 30, 2012.

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Total Segment Information (Unaudited)

The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Sept 30, 2012	Sept 30, 2011	June 30, 2012	Sept 30, 2012	Sept 30, 2011
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$233.9	$234.4	$235.0	$914.9	$843.0
Portfolio advisory fees, net	4.6	7.5	7.0	25.3	38.3
Transaction fees, net	7.2	5.4	3.7	23.5	44.8

Total fee revenues	245.7	247.3	245.7	963.7	926.1
Performance fees
Realized	276.4	387.4	110.3	1,083.1	1,061.1
Unrealized	49.0	(894.7)	(311.1)	84.2	809.3

Total performance fees	325.4	(507.3)	(200.8)	1,167.3	1,870.4
Investment income (loss)
Realized	4.6	13.0	4.0	27.9	51.7
Unrealized	3.8	(17.6)	10.0	35.4	34.8

Total investment income (loss)	8.4	(4.6)	14.0	63.3	86.5
Interest and other income	4.4	1.4	2.5	10.1	20.9

Total revenues	583.9	(263.2)	61.4	2,204.4	2,903.9

Segment Expenses
Compensation and benefits
Direct base compensation	97.9	107.2	105.8	405.9	390.9
Indirect base compensation	32.9	34.8	36.2	135.1	128.7
Equity-based compensation	0.6	-	0.6	1.2	-
Performance fee related
Realized	120.2	193.2	34.5	492.0	511.2
Unrealized	40.6	(477.2)	(128.6)	59.8	371.4

Total compensation and benefits	292.2	(142.0)	48.5	1,094.0	1,402.2
General, administrative, and other indirect expenses	68.5	55.0	64.0	269.4	226.1
Interest expense	4.7	15.1	6.1	33.4	50.7

Total expenses	365.4	(71.9)	118.6	1,396.8	1,679.0

Economic Net Income (Loss)	$218.5	$(191.3)	$(57.2)	$807.6	$1,224.9

Fee Related Earnings	$45.5	$36.6	$35.5	$128.8	$150.6

Net Performance Fees	$164.6	$(223.3)	$(106.7)	$615.5	$987.8

Realized Net Performance Fees	$156.2	$194.2	$75.8	$591.1	$549.9

Investment Income (Loss)	$8.4	$(4.6)	$14.0	$63.3	$86.5

Distributable Earnings	$206.3	$243.8	$115.3	$747.8	$752.2

Page  |  15

Total Segment Information (Unaudited), cont

	Three Months Ended
						Sept 30, 2012 vs.
						Sept 30, 2011	Jun 30, 2012
	Sept 30, 2011	Dec 31, 2011	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	$	$
Economic Net Income,	(Dollars in millions)
Total Segments
Revenues
Segment fee revenues
Fund management fees	$234.4	$220.6	$225.4	$235.0	$233.9	$(0.5)	$(1.1)
Portfolio advisory fees, net	7.5	5.7	8.0	7.0	4.6	(2.9)	(2.4)
Transaction fees, net	5.4	9.9	2.7	3.7	7.2	1.8	3.5

Total fee revenues	247.3	236.2	236.1	245.7	245.7	(1.6)	-
Performance fees
Realized	387.4	414.6	281.8	110.3	276.4	(111.0)	166.1
Unrealized	(894.7)	(3.4)	349.7	(311.1)	49.0	943.7	360.1

Total performance fees	(507.3)	411.2	631.5	(200.8)	325.4	832.7	526.2
Investment income
Realized	13.0	17.2	2.1	4.0	4.6	(8.4)	0.6
Unrealized	(17.6)	0.4	21.2	10.0	3.8	21.4	(6.2)

Total investment income	(4.6)	17.6	23.3	14.0	8.4	13.0	(5.6)
Interest and other income	1.4	0.6	2.6	2.5	4.4	3.0	1.9

Total revenues	(263.2)	665.6	893.5	61.4	583.9	847.1	522.5

Expenses
Compensation and benefits
Direct base compensation	107.2	101.0	101.2	105.8	97.9	(9.3)	(7.9)
Indirect base compensation	34.8	32.9	33.1	36.2	32.9	(1.9)	(3.3)
Equity-based compensation	-	-	-	0.6	0.6	0.6	-
Performance fee related
Realized	193.2	198.2	139.1	34.5	120.2	(73.0)	85.7
Unrealized	(477.2)	(9.8)	157.6	(128.6)	40.6	517.8	169.2

Total compensation and benefits	(142.0)	322.3	431.0	48.5	292.2	434.2	243.7
General, administrative, and other indirect expenses	55.0	76.3	60.6	64.0	68.5	13.5	4.5
Interest expense	15.1	12.8	9.8	6.1	4.7	(10.4)	(1.4)

Total expenses	(71.9)	411.4	501.4	118.6	365.4	437.3	246.8

Economic Net Income (Loss)	$(191.3)	$254.2	$392.1	$(57.2)	$218.5	$409.8	$275.7

Fee Related Earnings	$36.6	$13.8	$34.0	$35.5	$45.5	$8.9	$10.0

Net Performance Fees	$(223.3)	$222.8	$334.8	$(106.7)	$164.6	$387.9	$271.3

Realized Net Performance Fees	$194.2	$216.4	$142.7	$75.8	$156.2	$(38.0)	$80.4

Investment Income (Loss)	$(4.6)	$17.6	$23.3	$14.0	$8.4	$13.0	$(5.6)

Distributable Earnings	$243.8	$247.4	$178.8	$115.3	$206.3	$(37.5)	$91.0

Page  |  16

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Sept 30, 2012 vs.

						Sept 30, 2011	Jun 30, 2012
	Sept 30, 2011	Dec 31, 2011	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	$	$
Corporate Private Equity	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$128.1	$123.6	$123.9	$124.0	$124.8	$(3.3)	$0.8
Portfolio advisory fees, net	4.8	4.3	7.0	4.9	3.1	(1.7)	(1.8)
Transaction fees, net	3.8	8.3	1.6	1.6	6.2	2.4	4.6

Total fee revenues	136.7	136.2	132.5	130.5	134.1	(2.6)	3.6
Performance fees
Realized	333.0	262.2	223.0	80.6	241.4	(91.6)	160.8
Unrealized	(787.2)	79.7	241.3	(269.7)	72.8	860.0	342.5

Total performance fees	(454.2)	341.9	464.3	(189.1)	314.2	768.4	503.3
Investment income
Realized	8.1	8.1	0.8	1.5	(0.2)	(8.3)	(1.7)
Unrealized	(14.8)	5.9	14.5	3.7	(1.0)	13.8	(4.7)

Total investment income	(6.7)	14.0	15.3	5.2	(1.2)	5.5	(6.4)
Interest and other income	0.3	1.1	1.4	1.6	3.4	3.1	1.8

Total revenues	(323.9)	493.2	613.5	(51.8)	450.5	774.4	502.3

Expenses
Compensation and benefits
Direct base compensation	62.8	63.9	55.3	54.8	56.2	(6.6)	1.4
Indirect base compensation	24.1	23.7	20.8	24.1	19.9	(4.2)	(4.2)
Equity-based compensation	-	-	-	0.4	0.4	0.4	-
Performance fee related
Realized	176.2	131.9	117.6	31.0	115.6	(60.6)	84.6
Unrealized	(444.2)	58.0	132.0	(140.3)	39.2	483.4	179.5

Total compensation and benefits	(181.1)	277.5	325.7	(30.0)	231.3	412.4	261.3
General, administrative, and other indirect expenses	32.4	46.5	38.0	39.2	39.5	7.1	0.3
Interest expense	9.8	7.5	5.9	3.5	2.5	(7.3)	(1.0)

Total expenses	(138.9)	331.5	369.6	12.7	273.3	412.2	260.6

Economic Net Income (Loss)	$(185.0)	$161.7	$243.9	$(64.5)	$177.2	$362.2	$241.7

Fee Related Earnings	$7.9	$(4.3)	$13.9	$10.1	$19.0	$11.1	$8.9

Net Performance Fees	$(186.2)	$152.0	$214.7	$(79.8)	$159.4	$345.6	$239.2

Realized Net Performance Fees	$156.8	$130.3	$105.4	$49.6	$125.8	$(31.0)	$76.2

Investment Income (Loss)	$(6.7)	$14.0	$15.3	$5.2	$(1.2)	$5.5	$(6.4)

Distributable Earnings	$172.8	$134.1	$120.1	$61.2	$144.6	$(28.2)	$83.4

Page  |  17

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Sept 30, 2012 vs.
	Sept 30, 2011	Dec 31, 2011	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	Sept 30, 2011	Jun 30, 2012
						$	$
Global Market Strategies	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$50.4	$44.9	$48.6	$59.5	$58.2	$7.8	$(1.3)
Portfolio advisory fees, net	0.8	0.8	0.7	0.5	0.8	-	0.3
Transaction fees, net	-	-	-	-	0.3	0.3	0.3

Total fee revenues	51.2	45.7	49.3	60.0	59.3	8.1	(0.7)
Performance fees
Realized	6.1	108.5	32.4	1.3	0.9	(5.2)	(0.4)
Unrealized	(6.8)	(101.0)	12.7	4.0	5.7	12.5	1.7

Total performance fees	(0.7)	7.5	45.1	5.3	6.6	7.3	1.3
Investment income
Realized	3.1	9.3	1.3	2.8	4.6	1.5	1.8
Unrealized	(2.1)	(4.7)	3.7	4.8	0.8	2.9	(4.0)

Total investment income	1.0	4.6	5.0	7.6	5.4	4.4	(2.2)
Interest and other income	1.4	(0.4)	0.6	0.4	0.5	(0.9)	0.1

Total revenues	52.9	57.4	100.0	73.3	71.8	18.9	(1.5)

Expenses
Compensation and benefits
Direct base compensation	16.9	13.9	19.7	25.2	17.4	0.5	(7.8)
Indirect base compensation	4.0	3.9	4.9	4.5	5.9	1.9	1.4
Equity-based compensation	-	-	-	0.1	-	-	(0.1)
Performance fee related
Realized	(0.7)	41.8	17.8	0.7	0.2	0.9	(0.5)
Unrealized	(10.7)	(37.5)	9.7	0.2	(1.8)	8.9	(2.0)

Total compensation and benefits	9.5	22.1	52.1	30.7	21.7	12.2	(9.0)
General, administrative, and other indirect expenses	6.8	10.1	8.1	9.7	12.8	6.0	3.1
Interest expense	2.4	3.0	1.7	0.9	1.3	(1.1)	0.4

Total expenses	18.7	35.2	61.9	41.3	35.8	17.1	(5.5)

Economic Net Income	$34.2	$22.2	$38.1	$32.0	$36.0	$1.8	$4.0

Fee Related Earnings	$22.5	$14.4	$15.5	$20.0	$22.4	$(0.1)	$2.4

Net Performance Fees	$10.7	$3.2	$17.6	$4.4	$8.2	$(2.5)	$3.8

Realized Net Performance Fees	$6.8	$66.7	$14.6	$0.6	$0.7	$(6.1)	$0.1

Investment Income	$1.0	$4.6	$5.0	$7.6	$5.4	$4.4	$(2.2)

Distributable Earnings	$32.4	$90.4	$31.4	$23.4	$27.7	$(4.7)	$4.3

Page  |  18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Sept 30, 2012 vs.
						Sept 30, 2011	Jun 30, 2012
	Sept 30, 2011	Dec 31, 2011	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	$	$
Real Assets				(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$37.2	$35.8	$36.6	$34.1	$34.4	$(2.8)	$0.3
Portfolio advisory fees, net	1.9	0.6	0.3	1.6	0.7	(1.2)	(0.9)
Transaction fees, net	1.6	1.6	1.1	2.1	0.7	(0.9)	(1.4)

Total fee revenues	40.7	38.0	38.0	37.8	35.8	(4.9)	(2.0)
Performance fees
Realized	29.1	16.9	23.2	27.0	31.9	2.8	4.9
Unrealized	(78.2)	50.8	82.4	(56.0)	(27.7)	50.5	28.3

Total performance fees	(49.1)	67.7	105.6	(29.0)	4.2	53.3	33.2
Investment income
Realized	1.8	(0.2)	-	(0.3)	0.2	(1.6)	0.5
Unrealized	(0.7)	(0.8)	3.0	1.5	4.0	4.7	2.5

Total investment income	1.1	(1.0)	3.0	1.2	4.2	3.1	3.0
Interest and other income	(0.5)	(0.2)	0.4	0.4	0.4	0.9	-

Total revenues	(7.8)	104.5	147.0	10.4	44.6	52.4	34.2

Expenses
Compensation and benefits
Direct base compensation	19.4	17.0	18.2	16.9	16.1	(3.3)	(0.8)
Indirect base compensation	6.7	5.3	6.4	5.6	5.7	(1.0)	0.1
Equity-based compensation	-	-	-	0.1	0.2	0.2	0.1
Performance fee related
Realized	2.4	0.3	0.9	1.5	2.5	0.1	1.0
Unrealized	(4.3)	0.5	5.9	2.1	5.3	9.6	3.2

Total compensation and benefits	24.2	23.1	31.4	26.2	29.8	5.6	3.6
General, administrative, and other indirect expenses	12.8	15.2	12.7	11.8	12.5	(0.3)	0.7
Interest expense	2.9	2.3	1.9	1.1	0.7	(2.2)	(0.4)

Total expenses	39.9	40.6	46.0	39.1	43.0	3.1	3.9

Economic Net Income (Loss)	$(47.7)	$63.9	$101.0	$(28.7)	$1.6	$49.3	$30.3

Fee Related Earnings	$(1.6)	$(2.0)	$(0.8)	$2.7	$1.0	$2.6	$(1.7)

Net Performance Fees	$(47.2)	$66.9	$98.8	$(32.6)	$(3.6)	$43.6	$29.0

Realized Net Performance Fees	$26.7	$16.6	$22.3	$25.5	$29.4	$2.7	$3.9

Investment Income (Loss)	$1.1	$(1.0)	$3.0	$1.2	$4.2	$3.1	$3.0

Distributable Earnings	$26.9	$14.4	$21.5	$27.9	$30.6	$3.7	$2.7

Page  |  19

Fund of Funds Solutions Segment Results (Unaudited)

	Three Months Ended
						Sept 30, 2012 vs.
	Sept 30, 2011	Dec 31, 2011	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	Sept 30, 2011	Jun 30, 2012
						$	$
Fund of Funds Solutions	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$18.7	$16.3	$16.3	$17.4	$16.5	$(2.2)	$(0.9)
Portfolio advisory fees, net	-	-	-	-	-	-	-
Transaction fees, net	-	-	-	-	-	-	-

Total fee revenues	18.7	16.3	16.3	17.4	16.5	(2.2)	(0.9)
Performance fees
Realized	19.2	27.0	3.2	1.4	2.2	(17.0)	0.8
Unrealized	(22.5)	(32.9)	13.3	10.6	(1.8)	20.7	(12.4)

Total performance fees	(3.3)	(5.9)	16.5	12.0	0.4	3.7	(11.6)
Investment income
Realized	-	-	-	-	-	-	-
Unrealized	-	-	-	-	-	-	-

Total investment income	-	-	-	-	-	-	-
Interest and other income	0.2	0.1	0.2	0.1	0.1	(0.1)	-

Total revenues	15.6	10.5	33.0	29.5	17.0	1.4	(12.5)

Expenses
Compensation and benefits
Direct base compensation	8.1	6.2	8.0	8.9	8.2	0.1	(0.7)
Indirect base compensation	-	-	1.0	2.0	1.4	1.4	(0.6)
Equity-based compensation	-	-	-	-	-	-	-
Performance fee related
Realized	15.3	24.2	2.8	1.3	1.9	(13.4)	0.6
Unrealized	(18.0)	(30.8)	10.0	9.4	(2.1)	15.9	(11.5)

Total compensation and benefits	5.4	(0.4)	21.8	21.6	9.4	4.0	(12.2)
General, administrative, and other indirect expenses	3.0	4.5	1.8	3.3	3.7	0.7	0.4
Interest expense	-	-	0.3	0.6	0.2	0.2	(0.4)

Total expenses	8.4	4.1	23.9	25.5	13.3	4.9	(12.2)

Economic Net Income	$7.2	$6.4	$9.1	$4.0	$3.7	$(3.5)	$(0.3)

Fee Related Earnings	$7.8	$5.7	$5.4	$2.7	$3.1	$(4.7)	$0.4

Net Performance Fees	$(0.6)	$0.7	$3.7	$1.3	$0.6	$1.2	$(0.7)

Realized Net Performance Fees	$3.9	$2.8	$0.4	$0.1	$0.3	$(3.6)	$0.2

Investment Income	$-	$-	$-	$-	$-	$-	$-

Distributable Earnings	$11.7	$8.5	$5.8	$2.8	$3.4	$(8.3)	$0.6

Page  |  20

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets			Fund of Funds (7)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM

Balance, As of June 30, 2012	$15,292	$37,232	$52,524	$1,281	$27,765	$29,046	$7,059	$22,945	$30,004	$16,368	$28,216	$44,584	$40,000	$116,158	$156,158
Acquisitions	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Commitments (1)	2,048	-	2,048	222	-	222	132	-	132	(30)	-	(30)	2,345	-	2,345
Capital Called, net (2)	(1,858)	1,725	(133)	(249)	229	(20)	(690)	637	(53)	(1,154)	1,044	(110)	(3,951)	3,635	(316)
Distributions (3)	52	(3,411)	(3,359)	23	(45)	(22)	523	(1,262)	(739)	125	(1,484)	(1,359)	723	(6,202)	(5,479)
Subscriptions, net of Redemptions (4)	-	-	-	-	379	379	-	-	-	-	-	-	-	379	379
Changes in CLO collateral balances	-	-	-	-	506	506	-	-	-	-	-	-	-	506	506
Market Appreciation/ (Depreciation) (5)	-	1,868	1,868	-	(89)	(89)	-	50	50	-	1,069	1,069	-	2,898	2,898
Foreign exchange (6)	42	181	223	-	109	109	13	76	89	209	217	426	264	583	847

Balance, As of September 30, 2012	$15,576	$37,595	$53,171	$1,277	$28,854	$30,131	$7,037	$22,446	$29,483	$15,518	$29,062	$44,580	$39,381	$117,957	$157,338

Balance, As of December 31, 2011	$13,328	$37,737	$51,065	$1,079	$23,434	$24,513	$8,278	$22,394	$30,672	$14,840	$25,879	$40,719	$37,525	$109,444	$146,969
Acquisitions	-	-	-	-	2,903	2,903	-	-	-	-	-	-	-	2,903	2,903
Commitments (1)	4,636	-	4,636	636	-	636	273	-	273	3,253	-	3,253	8,771	-	8,771
Capital Called, net (2)	(2,851)	2,486	(365)	(480)	432	(48)	(2,458)	2,442	(16)	(2,868)	2,901	33	(8,657)	8,261	(396)
Distributions (3)	476	(6,981)	(6,505)	42	(545)	(503)	948	(3,915)	(2,967)	295	(4,285)	(3,990)	1,761	(15,726)	(13,965)
Subscriptions, net of Redemptions (4)	-	-	-	-	1,748	1,748	-	-	-	-	-	-	-	1,748	1,748
Changes in CLO collateral balances	-	-	-	-	864	864	-	-	-	-	-	-	-	864	864
Market Appreciation/ (Depreciation) (5)	-	4,383	4,383	-	150	150	-	1,496	1,496	-	3,996	3,996	-	10,025	10,025
Foreign exchange (6)	(13)	(30)	(43)	-	(132)	(132)	(4)	29	25	(2)	571	569	(19)	438	419

Balance, As of September 30, 2012	$15,576	$37,595	$53,171	$1,277	$28,854	$30,131	$7,037	$22,446	$29,483	$15,518	$29,062	$44,580	$39,381	$117,957	$157,338

(1) Represents capital raised by our carry funds and fund of funds vehicles, net of expired available capital.

(2) Represents capital called by our carry funds and fund of funds vehicles, net of fund fees and expenses. Equity Invested amounts may vary from Capital Called due to timing differences between investment acquisition and capital call dates.

(3) Represents distributions from our carry funds and fund of funds vehicles, net of amounts recycled. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.

(4) Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.

(5) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds.

(6) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(7) The fair market values for AlpInvest primary fund investments and secondary investment funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of June 30, 2012) as provided by their general partners, plus the net cash flows since the latest valuation, up to September 30, 2012.

(8) Ending balance is comprised of approximately $16.9 billion from our structured credit funds (including $0.1 billion of Available Capital), $9.8 billion in our hedge funds, and $3.5 billion (including $1.2 billion of Available Capital) in our carry funds.

Page  |  21

Fee Earning Assets Under Management Roll Forward (Unaudited)

	For the Three Months Ended September 30, 2012
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (6)	Fund of Funds Solutions	Total

Fee-Earning AUM
Balance, Beginning of Period	$37,129	$27,740	$19,528	$27,576	$111,973
Acquisitions	-	-	-	-	-
Inflows, including Commitments(1)	285	203	327	2,945	3,760
Outflows, including Distributions(2)	(669)	(46)	(347)	(674)	(1,736)
Subscriptions, net of Redemptions (3)	-	407	-	-	407
Changes in CLO collateral balances	-	171	-	-	171
Market Appreciation/(Depreciation) (4)	-	(131)	-	1	(130)
Foreign exchange and other (5)	202	106	63	308	679

Balance, End of Period	$36,947	$28,450	$19,571	$30,156	$115,124

	For the Nine Months Ended September 30, 2012
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (6)	Fund of Funds Solutions	Total

Fee-Earning AUM
Balance, Beginning of Period	$37,996	$23,186	$22,172	$27,671	$111,025
Acquisitions	-	2,866	-	-	2,866
Inflows, including Commitments(1)	698	705	1,504	6,143	9,050
Outflows, including Distributions(2)	(1,707)	(428)	(4,126)	(4,291)	(10,552)
Subscriptions, net of Redemptions (3)	-	1,778	-	-	1,778
Changes in CLO collateral balances	-	675	-	-	675
Market Appreciation/(Depreciation) (4)	-	(200)	-	680	480
Foreign exchange and other (5)	(40)	(132)	21	(47)	(198)

Balance, End of Period	$36,947	$28,450	$19,571	$30,156	$115,124

(1) Inflows represent limited partner capital raised by our carry funds and fund of funds vehicles and capital invested by our carry funds and fund of funds vehicles outside the investment period.

(2) Outflows represent limited partner distributions from our carry funds and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period has expired.

(3) Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.

(4) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds and of our fund of funds vehicles based on the lower of cost or fair value.

(5) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(6) Carlyle/Riverstone Global Energy and Power, L.P., Carlyle/Riverstone Global Energy and Power II, L.P. Carlyle/Riverstone Global Energy and Power III, L.P., Riverstone/Carlyle Global Energy and Power IV, L.P., Carlyle/Riverstone Renewable Energy Infrastructure, L.P. and Riverstone/Carlyle Renewable Energy Infrastructure II, L.P. (collectively, the “Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Energy Funds. With the exception of Riverstone/Carlyle Global Energy and Power IV, L.P. and Riverstone/Carlyle Renewable Energy Infrastructure II, L.P., where Carlyle has a minority representation on the funds’ management committees, management of each of the Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone are required for investment decisions. As of September 30, 2012, the Energy Funds had, in the aggregate, approximately $15 billion in AUM and $9 billion in fee-earning AUM, respectively.

Page  |  22

Corporate Private Equity and Real Assets Fund Performance (Unaudited)

The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			as of September 30, 2012					as of September 30, 2012
	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Corporate Private Equity		(Reported in Local Currency, in Millions)						(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,070.9	3.0x	34%	25%	$1,362.4	$4,070.9	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,124.7	2.5x	27%	21%	$4,007.9	$10,110.5	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$15,091.9	2.0x	15%	12%	$3,950.1	$10,158.4	2.6x	23%
CEP I	12/1997	€1,003.6	€972.0	€2,119.5	2.2x	18%	11%	€972.0	€2,119.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,046.5	€3,693.4	1.8x	38%	21%	€1,016.5	€2,742.2	2.7x	72%
CAP I	12/1998	$750.0	$627.7	$2,442.4	3.9x	25%	18%	$627.7	$2,442.4	3.9x	25%
CAP II	2/2006	$1,810.0	$1,611.3	$2,712.2	1.7x	12%	8%	$390.1	$1,325.0	3.4x	33%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥123,727.1	2.6x	61%	37%	¥30,009.4	¥104,486.3	3.5x	72%
All Other Funds (9)	Various		$3,384.0	$4,993.6	1.5x	17%	7%	$2,194.8	$3,871.3	1.8x	22%
Coinvestments and Other (10)	Various		$6,844.3	$16,643.7	2.4x	36%	33%	$4,311.4	$13,298.6	3.1x	36%

Total Fully Invested Funds			$29,967.4	$65,151.8	2.2x	28%	21%	$19,789.8	$52,877.7	2.7x	31%

Funds in the Investment Period (6)
CP V	5/2007	$13,719.7	$9,219.7	$13,648.1	1.5x	15%	10%
CEP III	12/2006	€5,294.9	€4,182.5	€5,042.0	1.2x	8%	4%
CAP III	5/2008	$2,551.6	$1,764.8	$1,800.6	1.0x	1%	(5%)
CJP II	7/2006	¥165,600.0	¥126,739.7	¥126,859.5	1.0x	0%	(5%)
CGFSP I	9/2008	$1,100.2	$809.6	$1,109.5	1.4x	16%	9%
CAGP IV	6/2008	$1,041.4	$525.2	$600.7	1.1x	8%	(2%)
All Other Funds (11)	Various		$1,196.9	$1,421.1	1.2x	10%	0%

Total Funds in the Investment Period			$20,528.1	$26,699.9	1.3x	11%	6%	$4,273.5	$8,627.8	2.0x	25%

TOTAL CORPORATE PRIVATE EQUITY (12)			$50,495.4	$91,851.7	1.8x	26%	18%	$24,063.2	$61,505.5	2.6x	31%

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			as of September 30, 2012					as of September 30, 2012
	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Real Assets			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)

Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,335.9	2.6x	44%	30%	$522.5	$1,335.9	2.6x	44%
CRP IV	12/2004	$950.0	$1,186.1	$1,110.0	0.9x	(1%)	(6%)	$379.8	$459.9	1.2x	15%
CRP V	11/2006	$3,000.0	$3,133.6	$4,115.3	1.3x	10%	6%	$1,526.0	$1,889.2	1.2x	9%
CEREP I	3/2002	€426.6	€517.0	€741.6	1.4x	13%	7%	€441.2	€748.7	1.7x	19%
CEREP II	4/2005	€762.7	€826.9	€306.9	0.4x	(24%)	(24%)	€329.3	€174.0	0.5x	(22%)
CEREP III	5/2007	€2,229.5	€1,570.0	€1,838.8	1.2x	6%	1%	€-	€3.5	n/a	n/a
Energy II	7/2002	$1,100.0	$1,313.8	$3,544.2	2.7x	81%	55%	$827.4	$3,277.4	4.0x	105%
Energy III	10/2005	$3,800.0	$3,530.1	$6,624.8	1.9x	16%	12%	$1,504.9	$4,190.0	2.8x	28%
Energy IV	12/2007	$5,979.1	$4,815.5	$7,618.3	1.6x	24%	15%	$1,622.5	$3,351.1	2.1x	31%
All Other Funds (13)	Various		$1,726.3	$1,724.8	1.0x	(1%)	(9%)	$1,286.7	$1,544.4	1.2x	10%
Coinvestments and Other (10)	Various		$3,977.6	$6,778.9	1.7x	21%	16%	$1,521.9	$3,780.2	2.5x	31%

Total Fully Invested Funds			$23,957.6	$36,561.7	1.5x	17%	11%	$10,183.7	$21,020.6	2.1x	29%

Funds in the Investment Period (6)
CRP VI	9/2010	$2,340.0	$650.1	$769.3	1.2x	31%	13%
CIP	9/2006	$1,143.7	$733.7	$705.8	1.0x	(1%)	(7%)
Renew II	3/2008	$3,417.5	$2,522.3	$3,451.3	1.4x	16%	9%
All Other Funds (14)	Various		$690.4	$687.8	1.0x	1%	(3%)

Total Funds in the Investment Period			$4,596.6	$5,614.2	1.2x	11%	4%	$739.1	$961.7	1.3x	12%

TOTAL REAL ASSETS (12)			$28,554.2	$42,175.9	1.5x	16%	10%	$10,922.9	$21,982.3	2.0x	28%

Page  |  23

Global Markets Strategies Carry Funds and Fund of Funds Solutions (Unaudited)

			TOTAL INVESTMENTS
			as of September 30, 2012			Inception to September 30, 2012

	Fund Inception Date (1)	Fund Size	Cumulative Invested Capital (15)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)

Global Market Strategies	(Reported in Local Currency, in Millions)
CSP II	6/2007	$1,352.3	$1,352.3	$2,192.2	1.6x	17%	12%

			TOTAL INVESTMENTS
			as of September 30, 2012			Inception to September 30, 2012

	Vintage Year	Fund Size	Cumulative Invested Capital (2)(18)	Total Fair Value (3)(18)	MOIC (4)	Gross IRR (7)	Net IRR (8)

Fund of Funds Solutions (16)			(Reported in Local Currency, in Millions)
Fully Committed Funds (17)
Main Fund I - Fund Investments	2000	€5,174.6	€3,965.6	€6,339.6	1.6x	12%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€4,424.4	€6,190.7	1.4x	9%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€9,620.8	€10,996.0	1.1x	5%	4%
Main Fund I - Secondary Investments	2002	€519.4	€470.1	€885.0	1.9x	55%	51%
Main Fund II - Secondary Investments	2003	€998.4	€933.5	€1,644.7	1.8x	28%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,091.4	€2,717.8	1.3x	9%	9%
Main Fund IV - Secondary Investments	2010	€1,856.4	€1,553.9	€1,962.6	1.3x	22%	20%
Main Fund II - Co-Investments	2003	€1,090.0	€884.0	€2,340.3	2.6x	45%	43%
Main Fund III - Co-Investments	2006	€2,760.0	€2,506.7	€2,773.7	1.1x	2%	2%
Main Fund II - Mezzanine Investments	2004	€700.0	€711.9	€933.6	1.3x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,378.6	€1,731.6	1.3x	10%	9%
All Other Funds (19)	Various		€1,278.1	€1,888.1	1.5x	18%	15%

Total Fully Committed Funds			€29,818.8	€40,403.6	1.4x	11%	10%

Funds in the Commitment Period
Main Fund IV - Fund Investments	2009	€4,880.0	€1,099.3	€1,092.6	1.0x	(1%)	(3%)
Main Fund V - Fund Investments	2012	€4,151.1	€1.0	€0.7	n/m	n/m	n/m
Main Fund V - Secondary Investments	2011	€2,377.3	€297.3	€324.4	1.1x	33%	27%
Main Fund IV - Co-Investments	2010	€1,575.0	€1,151.8	€1,324.1	1.1x	11%	9%
Main Fund V - Co-Investments	2012	€1,127.3	€38.4	€38.4	n/m	n/m	n/m
All Other Funds (19)	Various		€52.0	€52.8	1.0x	6%	(0%)

Total Funds in the Commitment Period			€2,639.7	€2,833.0	1.1x	7%	5%

TOTAL FUND OF FUNDS SOLUTIONS			€32,458.6	€43,236.7	1.3x	11%	10%

TOTAL FUND OF FUNDS SOLUTIONS (USD) (20)			$41,795.6	$55,674.1	1.3x

Page  |  24

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Market Strategies segment, CSP II was formed in 2007.

(2)  Represents the original cost of all capital called for investments since inception of the fund.

(3)  Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6)  Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7)  Gross Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(8)  Net Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(9)  Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III and Mexico.

(10)  Includes co-investments, prefund investments and certain other stand-alone investments arranged by us.

(11)   Aggregate includes the following funds: MENA, CSABF, CSSAF, CETP II, CBPF, and CEOF I.

(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(13)  Aggregate includes the following funds: CRP I, CRP II, CAREP I, ENERGY I and RENEW I.

(14)  Aggregate includes the following funds: CAREP II and CRCP I.

(15)   Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(16) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest and b) Direct Investments, which was spun off from AlpInvest in 2005. As of September 30, 2012, these excluded investments represent $0.7 billion of AUM.

(17)  Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(18)  To exclude the impact of FX, all foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(19) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(20) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

Page  |  25

Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended
	September 30, 2012	September 30, 2011
	(Dollars in millions)

Income (loss) before provision for income taxes	$602.5	$(619.2)
Adjustments:
Partner compensation	-	111.6
Equity-based compensation issued in conjunction with the IPO	52.6	-
Acquisition related charges and amortization of intangibles	43.4	22.6
Other non-operating expenses	10.3	9.4
Net income attributable to non-controlling interests in consolidated entities	(485.4)	282.3
Provision for income taxes attributable to non-controlling interests in consolidated entities	(4.0)	-
Severance and lease terminations	0.9	2.0
Other adjustments	(1.8)	-

Economic Net Income (Loss)	$218.5	$(191.3)

Net performance fees	164.6	(223.3)
Investment income (loss)	8.4	(4.6)

Fee Related Earnings	$45.5	$36.6

Realized performance fees, net of related compensation	156.2	194.2
Investment income - realized	4.6	13.0

Distributable Earnings	$206.3	$243.8

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Reconciliation for Economic Net income and Distributable Earnings, cont

(Unaudited)

For the Three Months Ended
September 30, 2012
(Dollars in millions, except unit and per unit amounts)

Economic Net Income	$218.5
Less: Provision for Income Taxes	14.9

Economic Net Income, After Taxes	$203.6

Economic Net Income, After Taxes per Adjusted Unit(1)	$0.66

Distributable Earnings	$206.3
Less: Estimated foreign, state, and local taxes	10.6

Distributable Earnings, After Taxes	$195.7

Distributable Earnings to The Carlyle Group L.P.	$27.8
Less: Estimated current corporate income taxes	0.7

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$27.1

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.63

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	43,221,452
Carlyle Holdings partnership units held by the existing owners	260,773,995
Dilutive effect of unvested deferred restricted common units	2,267,863
Contingently issuable Carlyle Holdings partnership units	1,436,552

Total Adjusted Units	307,699,862

(2) As of September 30, 2012, there are 43,221,452 outstanding common units of The Carlyle Group L.P.

Page  |  27

The Carlyle Group L.P.

GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	Sept. 30, 2012	Sept. 30, 2011
	(Dollars in millions)
Revenues
Fund management fees	$946.4	$887.3
Performance fees
Realized	1,126.0	1,044.1
Unrealized	35.8	861.2

Total performance fees	1,161.8	1,905.3
Investment income
Realized	26.2	63.0
Unrealized	34.3	22.9

Total investment income	60.5	85.9
Interest and other income	10.1	21.3
Interest and other income of Consolidated Funds	870.8	655.8

Total revenues	3,049.6	3,555.6

Expenses
Compensation and benefits
Base compensation	530.3	320.9
Equity-based compensation	147.4	-
Performance fee related
Realized	277.8	182.9
Unrealized	(42.0)	(5.0)

Total compensation and benefits	913.5	498.8
General, administrative and other expenses	366.9	296.5
Interest	32.7	52.8
Interest and other expenses of Consolidated Funds	731.2	360.5
Other non-operating expenses	8.9	30.0
Loss from early extinguishment of debt, net of related expenses	-	2.5
Equity issued for affiliate debt financing	-	214.0

Total expenses	2,053.2	1,455.1

Other income (loss)
Net investment income (losses) of Consolidated Funds	2,002.5	(1,037.3)
Gain on business acquisition	7.9	-

Income before provision for income taxes	3,006.8	1,063.2
Provision for income taxes	30.6	31.5

Net income	2,976.2	1,031.7
Net income (loss) attributable to non-controlling interests in consolidated entities	1,979.0	(840.9)

Net income attributable to Carlyle Holdings	997.2	$1,872.6

Net income attributable to non-controlling interests in Carlyle Holdings	988.9

Net income attributable to The Carlyle Group L.P.	$8.3

Page  |  28

Reconciliation of Non-GAAP to GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	Sept. 30, 2012	Sept. 30, 2011
	(Dollars in millions)

Income before provision for income taxes	$3,006.8	$1,063.2
Adjustments:
Partner compensation	(479.1)	(1,003.6)
Equity-based compensation issued in conjunction with IPO	146.2	-
Acquisition related charges and amortization of intangibles	123.4	66.6
Gain on business acquisition	(7.9)	-
Other non-operating expenses	8.9	30.0
Losses associated with early extinguishment of debt	-	2.5
Equity issued for affiliate debt financing	-	214.0
Net income attributable to non-controlling interests in consolidated entities	(1,979.0)	840.9
Provision for income taxes attributable to non-controlling interests in consolidated entities	(9.7)	-
Severance and lease terminations	3.2	10.7
Other adjustments	(5.2)	0.6

Economic Net Income	$807.6	$1,224.9

Net performance fees	615.5	987.8
Investment income	63.3	86.5

Fee Related Earnings	$128.8	$150.6

Realized performance fees, net of related compensation	591.1	549.9
Investment income - realized	27.9	51.7

Distributable Earnings	$747.8	$752.2

Page  |  29

The Carlyle Group L.P.

GAAP Balance Sheet (Unaudited)

	As of September 30, 2012
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)

Assets
Cash and cash equivalents	$769.2	$-	$-	$769.2
Cash and cash equivalents held at Consolidated Funds	-	1,425.1	-	1,425.1
Restricted cash	28.5	-	-	28.5
Restricted cash and securities of Consolidated Funds	-	36.7	-	36.7
Accrued performance fees	2,155.4	-	(2.4)	2,153.0
Investments	458.9	-	(48.4)	410.5
Investments of Consolidated Funds	-	23,994.7	-	23,994.7
Due from affiliates and other receivables, net	254.8	-	(12.0)	242.8
Due from affiliates and other receivables of Consolidated Funds, net	-	234.9	-	234.9
Fixed assets, net	62.9	-	-	62.9
Deposits and other	48.8	3.5	-	52.3
Intangible assets, net	577.3	-	-	577.3
Deferred tax assets	56.1	-	-	56.1

Total assets	$4,411.9	$25,694.9	$(62.8)	$30,044.0

Liabilities and partners’ capital
Loans payable	$500.0	$-	$-	$500.0
Loans payable of Consolidated Funds	-	13,091.1	(46.8)	13,044.3
Accounts payable, accrued expenses and other liabilities	212.2	-	-	212.2
Accrued compensation and benefits	1,302.7	-	-	1,302.7
Due to affiliates	216.1	39.7	(0.1)	255.7
Deferred revenue	185.1	1.7	(0.3)	186.5
Deferred tax liabilities	69.6	-	-	69.6
Other liabilities of Consolidated Funds	-	970.0	(13.8)	956.2
Accrued giveback obligations	86.1	-	-	86.1

Total liabilities	2,571.8	14,102.5	(61.0)	16,613.3

Redeemable non-controlling interests in consolidated entities	4.8	2,728.1	-	2,732.9

Total partners’ capital	1,835.3	8,864.3	(1.8)	10,697.8

Total liabilities and partners’ capital	$4,411.9	$25,694.9	$(62.8)	$30,044.0

Page  |  30

Sampling of Third Quarter Announced Transactions

Closed in Q3
Target	Fund(s)
Walbro Engine Management	CJP II
Philadelphia Energy	CEOF / CEMOF
Orguel	CSABF
Service King	CEOF / CSP III
Meinian Onehealth	CBPF

Pending/Closed Post-Q3
Target	Fund(s)
Genesee & Wyoming [1]	CP V
Getty Images [1]	CP V
Landmark Aviation [1]	CP V
Penti	MENA
vwd Group	CETP II
Tok&Stok	CSABF
Cogentrix Energy LLC	CIP
DuPont Performance Coatings	CP V / CEP III
TCW Group	CP V / CGFSP I
Hamilton Sunstrand	CP V

(1) Closed in Q4 2012

Page  |  31

The Carlyle Group L.P.

Non-GAAP Financial Information and Other Key Terms

Non-GAAP Financial Information

Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•

Economic net income or “ENI,” represents segment net income which excludes the impact of income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or future acquisitions, corporate actions and infrequently occurring or unusual events. Carlyle believes the exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and CLOs (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its combined and consolidated financial statements pursuant to U.S. GAAP. For periods prior to its Initial Public Offering, ENI also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Total Segment ENI equals the aggregate of ENI for all segments. ENI is evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

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Fee Related Earnings is a component of ENI and is used to measure Carlyle’s operating profitability exclusive of performance fees, investment income from investments in Carlyle’s funds and performance fee-related compensation. Accordingly, Fee Related Earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. For periods prior to its Initial Public Offering, Fee Related Earnings also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Fee Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee Related Earnings from operations to measure its profitability from fund management fees.

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Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees and realized investment income. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its equity holders.

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Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee Related Earnings and Distributable Earnings. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

Other Key Terms

“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:

(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b) the amount of aggregate collateral balance at par of Carlyle’s collateralized loan obligations (“CLOs”) and the reference portfolio notional amount of Carlyle’s synthetic collateralized loan obligations (“synthetic CLOs”); and

(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Investment Group L.L.C. (“Riverstone”). In addition, Carlyle’s calculation of AUM (but not fee-earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to fees.

“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.

“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.

“Carry funds” refers to those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real asset funds and distressed debt and mezzanine funds (but excluding Carlyle’s structured credit funds, hedge funds and fund of funds vehicles), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund.

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“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.

“Fee-earning assets under management” or “Fee-earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-earning AUM generally equals the sum of:

(a) for carry funds and certain co-investment vehicles where the investment period has not expired, the amount of limited partner capital commitments and for fund of funds vehicles, the amount of external investor capital commitments during the commitment period;

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired, the remaining amount of limited partner invested capital;

(c) the gross amount of aggregate collateral balance at par, adjusted for defaulted or discounted collateral, of Carlyle’s CLOs and the reference portfolio notional amount of Carlyle’s synthetic CLOs;

(d) the external investor portion of the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds; and

(e) for fund of funds vehicles and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.

Fee-earning AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone.

For Carlyle’s carry funds, co-investment vehicles and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas fee-earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, fee-earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.

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“Fund of funds vehicles” refer to those funds, accounts and vehicles advised by AlpInvest Partners B.V., formerly known as AlpInvest Partners N.V.

“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as performance fee related compensation expense.

“Performance fees” consist principally of carried interest from carry funds and fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s combined and consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.

“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense.

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